UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2019 (June 26, 2019)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Acadia Healthcare Company, Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed on June 27, 2019, relating to the planned departure of Ronald M. Fincher, Chief Operating Officer, and the appointment of John S. Hollinsworth as Executive Vice President of Operations effective July 15, 2019. The Company is filing this Amendment on Form 8-K/A for the purpose of providing information about changes to Mr. Hollinsworth’s compensation in connection with his appointment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2019, the Company entered into an employment agreement (the “Agreement”) with Mr. Hollinsworth, effective July 15, 2019, that includes the following terms:

Annual Cash Compensation. Mr. Hollinsworth’s annual base salary will be $585,000 and his salary may be increased from time to time at the Company’s discretion. Mr. Hollinsworth’s target annual bonus for each calendar year during his employment period with the Company will be 85% of his base salary, with a maximum cash bonus equal to two (2) times the target bonus.

Annual Equity Awards. For 2019, Mr. Hollinsworth will be entitled to a long-term incentive award with a target value equal to not less than 225% of his base salary, which award shall be in a form and on terms consistent with the long-term incentive awards of other senior executives of the Company granted in 2019. Thereafter, Mr. Hollinsworth will be eligible to receive annual grants of equity or other long-term incentive awards in amounts as determined by the Compensation Committee of the Board.

Benefits. Mr. Hollinsworth will be eligible to participate in arrangements for health, insurance and retirement benefits available to other senior executives of the Company.

Termination Payments. In the event that the Company terminates his employment without “cause” or if he resigns his employment for “good reason” (each as defined in the Agreement), Mr. Hollinsworth will be entitled to receive the following severance benefits, subject to Mr. Hollinsworth’s timely execution and non-revocation of a general release of claims in favor of the Company: (i) accrued, but unpaid base salary, paid time off and sick pay, (ii) accrued, but unpaid cash bonus with respect to a completed performance period, (iii) an amount equal to the sum of his base salary and target bonus, each as in effect at the time of his termination, (iv) pro-rated annual bonus for the year of termination based on actual performance, and (v) Company payment of premiums for continued health and dental insurance premiums for 18 months following Mr. Hollinsworth’s termination.

Restrictive Covenants. Mr. Hollinsworth will be subject to non-competition, non-solicitation and non-disparagement covenants during the term of his employment and for specified periods thereafter.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed herewith as Exhibit 10, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10	Employment Agreement, dated July 31, 2019, by and between Acadia Management Company, Inc. and John S. Hollinsworth

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: August 6, 2019	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary